SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                         ------------------------------



         Date of Report (Date of earliest event reported): March 3, 2000


                        CHINA RESOURCES DEVELOPMENT, INC.
               (Exact Name of Registrant as Specified in Charter)



           Nevada                     33-5628-NY                 87-0263643
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)



                    Room 2005, 20/F., Universal Trade Centre
                               3-5A Arbuthnot Road
                               Central, Hong Kong
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                               011-852-2810-7205


         (Former name or former address, if changed since last report.)


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Item 1.  Changes in Control of Registrant.

         Not applicable.


Item 2.  Acquisition or Disposition of Assets.

         The Board of Directors of the Registrant, at a special meeting held on March 3, 2000, voted to approve a corporate restructuring of its 61%-owned operating subsidiary, Hainan Zhongwei Agricultural Resources Company Limited ("HARC"), designed to cease the operations of its two primary businesses, the marketing and distribution of natural rubber and liquid latex and the procurement of production materials, supplies and other agricultural products. Such actions were approved by unanimously by the board, and sufficient votes were cast to approve the measure without considering the vote of Mr. Lin Yu Quan, who announced his potential conflict of interest in the decision due to his position as an officer of the General Bureau of Hainan State Farms of the PRC (the "Farming Bureau").

         On March 3, 2000, HARC and its three subsidiary companies, First Goods And Materials Supply And Sales Corporation ("First Supply"), Second Goods And Materials Supply And Sales Corporation ("Second Supply") and Rubber Sales Centre ("Sales Centre") entered into an Assets and Staff Transfer Agreement with the Farming Bureau, which owns a 39% interest in HARC, by which the Farming Bureau purchased assets and assumed liabilities and staff related to the ceased businesses, effective as of January 1, 2000. The purchase price was the book value or the fair value of the net assets transferred, determined as of December 31, 1999, whichever is the lower. A certified English translation of the Chinese agreement is filed with this report as an exhibit.

         Also, on March 3, 2000, the Registrant, the Farming Bureau and Billion Luck Company Ltd. ("Billion Luck"), a wholly-owned subsidiary of the Registrant, entered into a Shareholders' Agreement on Business Restructuring whereby they, as the shareholders of HARC, approved the cessation of operations of First Supply, Second Supply and Sales Centre and the transfer of assets, liabilities and staff related thereto to the Farming Bureau, effective as of January 1, 2000. A certified English translation of the Chinese agreement is filed with this report as an exhibit.

         In the view of management, the performance of HARC's natural rubber distribution business and the materials and supplies procurement business has been unsatisfactory for some time, with substantial reported losses following the occurrence of the Asian financial crisis. Management estimates that the poor operating environment of these businesses will persist for the foreseeable future. The Registrant's Board of Directors, in approving the corporate restructuring, determined that it was in the best interest of the Registrant to cease the operations of these two businesses. Such action is expected to reduce selling and administrative expenses and improve operating and management efficiency as non-profitable assets are sold, allowing management to focus on exploring other investment opportunities.


Item 3.  Bankruptcy or Receivership.

         Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.


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Item 5.  Other Events.
         Not applicable.


Item 6.  Resignations of Registrant's Directors.

         Not applicable.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibits are filed with this report:

         Exhibit No.       Exhibit Description
         -----------       -------------------

         10.23 Assets and Staff Transfer Agreement among the Farming Bureau, HARC, First Supply, Second Supply and Sales Centre dated March 3, 2000 (Certified English translation of original Chinese version filed herewith.)

         10.24 Shareholders' Agreement on Business Restructuring among the Farming Bureau, the Registrant and Billion Luck dated March 3, 2000 (Certified English translation of original Chinese version filed herewith.)

         99.1 Press Release issued by Registrant dated March 10, 2000 (Filed herewith.)


Item 8.  Change in Fiscal Year.

         Not applicable.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  CHINA RESOURCES DEVELOPMENT, INC.


March 18, 2000                    By: /s/ Ching Lung Po
                                      -------------------------------------

                                  Name: Ching Lung Po
                                        ----------------------------------

                                  Title: Chairman
                                         ----------------------------------






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                                 EXHIBITS INDEX


         Exhibit No.                           Exhibit Description
         -----------                           -------------------

         10.23             Assets and Staff Transfer Agreement among the Farming Bureau,
                           HARC, First Supply, Second Supply and Sales Centre dated
                           March 3, 2000 (Certified English translation of
                           original Chinese version filed herewith.)

         10.24             Shareholders' Agreement on Business Restructuring among the
                           Farming Bureau, the Registrant and Billion Luck dated March 3,
                           2000 (Certified English translation of original Chinese version filed herewith.)

         99.1              Press Release issued by Registrant, dated March 10, 2000 (Filed herewith.)




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